Exhibit 99.9

This space reserved for Recorder’s use only.

This instrument was prepared by, and when recorded, counterparts should be returned to:

Shaya Rochester, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

LEASEHOLD MORTGAGE, ASSIGNMENT, ASSIGNMENT OF RENTS, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT

Dated as of March 15, 2010

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC,

a Delaware limited liability company

Grantor

to

WILMINGTON TRUST FSB,

a federal savings bank,

Collateral Agent,

Mortgagee

THIS INSTRUMENT IS A LEASEHOLD MORTGAGE, ASSIGNMENT, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT. THE TOTAL OUTSTANDING PRINCIPAL AMOUNT OF INDEBTEDNESS SECURED BY THIS INSTRUMENT AT ANY ONE TIME SHALL NOT EXCEED ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00).

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES AND COVERS PROCEEDS OF COLLATERAL.

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

This LEASEHOLD MORTGAGE, ASSIGNMENT, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (as the same may from time to time be extended, spread, split, consolidated, modified, restated or renewed, this “Mortgage”) is made as of March 15, 2010 by and from AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Grantor”), to WILMINGTON TRUST FSB, a federal savings bank, in its capacity as Collateral Agent under the Indenture (together with its successors and assigns, the “Collateral Agent” or Mortgagee”), for the ratable benefit of Holders, the Trustee and the Collateral Agent (referred to herein collectively as  the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, Aventine Renewable Energy Holdings, Inc. (“Aventine” or the “Borrower”),has entered into that certain Indenture, dated as of the date hereof, with, inter alia, certain Guarantors, the Collateral Agent and the Trustee (said Indenture, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”); and

WHEREAS, pursuant to the Indenture, Aventine will issue the Notes; and

WHEREAS, Grantor is a Guarantor and will guaranty certain obligations of Aventine pursuant to the Note Guarantee as described therein; and

WHEREAS, this Mortgage is to be executed and delivered to Mortgagee, for the benefit and security of Mortgagee and the other Secured Parties, in order to secure the payment and performance of the Note Obligations (hereinafter defined), including, without limitation, the obligations of Grantor under the Note Guarantee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the punctual payment and performance by Grantor and Borrower when due, whether at stated maturity, by acceleration or otherwise, of the Note Obligations, Grantor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, set over, deliver, confirm and convey unto Mortgagee , for the benefit and security of Mortgagee and the other Secured Parties, upon the terms and conditions of this Mortgage, with right of entry as provided hereinbelow, its leasehold interest in the real property described in the Granting Clauses herein.

GRANTING CLAUSES

All the estate, right, title and interest of Grantor in, to and under, or derived from, its leasehold interest in the plots, pieces and parcels of land more particularly described in Exhibit A hereto (the “Land”) pursuant to that certain Lease Agreement dated October 31, 2006, between Ports of Indiana, a body corporate and politic existing under the laws of the State of Indiana and formerly known as the Indiana Port Commission (the “Ports”), and Grantor which was executed by the Office of the Attorney General and the Office of the Governor on January 19, 2007 and January 24, 2007 respectively (the “Original Lease”), which Original Lease was amended by (i)

a certain First Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 14, 2007 among the Ports, Grantor and Guarantor, (ii) a certain Second Amendment to Lease Agreement and Reaffirmation of Guaranty dated October 18, 2007 among the Ports, Grantor, and Guarantor, (iii) a certain Third Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 20, 2007 among the Ports, Grantor and Guarantor, (iv) a certain Fourth Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 19, 2008 among the Ports, Grantor and Guarantor, (v) a certain Fifth Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 18, 2008 among the Ports, Grantor and Guarantor; and, (vi) a certain Sixth Amendment to Lease Agreement and Reaffirmation of Guaranty among the Ports, Grantor and Guarantor dated February 12, 2009, (vii) a certain Seventh Amendment to Lease Agreement dated April 23, 2009 among the Ports, Grantor and Guarantor, and (viii) a certain Eighth Amendment to Lease Agreement dated December 10, 2009 among the Ports, Grantor and Guarantor (the Original Lease as amended is herein referred to as the “Ground Lease”), whereby the Ports leased to Lessee and Lessee leased from the Ports that certain real estate described in the Ground Lease, located at the Port of Indiana-Mount Vernon, a port managed and operated by the Ports in Posey County, Indiana.

TOGETHER with all of Grantor’s right, title and interest in and to the tenements, hereditaments, appurtenances and all the estates and rights of Grantor in and to the Land;

TOGETHER with all of Grantor’s right, title and interest in and to any and all buildings and improvements now or hereafter located on the Land (hereinafter collectively referred to as the “Improvements”) and all right, title and interest, if any, of Grantor in and to the streets, roads, sidewalks and alleys abutting the Land, and strips and gores within or adjoining the Land, the air space and right to use said air space above the Land and any transferable development or similar rights appurtenant thereto, all rights of ingress and egress by motor vehicles to parking facilities on or within the Land, all easements now or hereafter affecting the Land, royalties and all rights appertaining to the use and enjoyment of the Land, including alley, drainage, mineral, water, oil and gas rights (less and except any oil, gas and other minerals and any other rights previously reserved or conveyed of record);

TOGETHER with all of Grantor’s right, title and interest in and to any and all property, and all additions thereto and substitutions or replacements thereof now or hereinafter contained or attached to and used in connection with the Land and Improvements to the extent the same constitutes real property or fixtures in the state in which the Land is located (all of the foregoing, including the items hereinafter enumerated, are herein collectively referred to as the “Fixture Property”), including all removable window and floor coverings, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator plants, cooking facilities, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings and fixtures, to the extent the same constitutes real property or fixtures in the state in which the Land is located (Grantor’s interest in the Land, the Improvements and the Fixture Property are hereinafter collectively referred to as the “Mortgaged Property”);

TOGETHER with all of Grantor’s right, title and interest in and to any and all leases, subleases, lettings and licenses of the Mortgaged Property or any part thereof now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof (all of the foregoing are hereinafter collectively referred to as the “Leases”), including cash and securities deposited thereunder (as down payments, security deposits or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder (all of the foregoing are hereinafter collectively referred to as the “Rents”) and the right during the continuance of an Event of Default to apply the same to the payment and performance of the Note Obligations;

TOGETHER with all of Grantor’s right, title and interest in and to any and all rights, dividends and/or claims of any kind whatsoever relating to the Mortgaged Property (including damage, secured, unsecured, lien, priority and administration claims); together with the right to take any action or file any papers or process in any court of competent jurisdiction, which may be necessary to preserve, protect or enforce such rights or claims, including the filing of any proof of claim in any insolvency proceeding under any state, federal or other laws and any rights, claims or awards accruing to or to be paid to Grantor in its capacity as landlord under any Lease;

TOGETHER with all of Grantor’s right, title and interest in and to any and all other agreements, rights, written materials and intangible personal property (whether now or in the future existing) arising in connection with, derived from or otherwise relating to the Mortgaged Property or any portion thereof or the ownership, development, construction, use, operation, occupancy, lease, sale or financing of the Mortgaged Property or any portion thereof (excluding the extent to which same relate to the conduct of Grantor’s business), including: (i) permits, approvals, consents and other authorizations; (ii) improvement plans and specifications and architectural drawings; (iii) agreements with contractors, subcontractors and suppliers; (iv) warranties and guaranties; and (v) escrow proceeds, reserves, deposits, bonds, deferred payments, refunds, rebates, discounts, cost savings and leases (in each case subject to Section 8.15(a));

TOGETHER with all of Grantor’s right, title and interest in and to any and all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Grantor and relating to the Mortgaged Property and all proceeds of the conversion, voluntary or involuntary, of the Mortgaged Property into cash or liquidated claims, including proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Mortgaged Property by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Mortgaged Property or any easement therein, including awards for any change of grade of streets (all of the foregoing are hereinafter collectively referred to as the “Awards”); and

TOGETHER with all of Grantor’s right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, any of the foregoing hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Mortgaged Property and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assemblage, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, for the benefit and security of Mortgagee and the other Secured Parties, and their successors and assigns forever, subject to the terms and conditions of this Mortgage for the ratable benefit of the Secured Parties, subject to the terms of the Intercreditor Agreement.

ARTICLE I

Certain Definitions

SECTION 1.01               Certain Definitions.

(a)           Capitalized terms used herein and not defined herein shall have the meanings given them in the Indenture.

(b)           As used herein, the following terms shall have the following meanings:

“Action” has the meaning set forth in Section 8.10.

“Aventine” has the meaning set forth in the Recitals.

“Awards” has the meaning set forth in the Granting Clauses.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Borrower” has the meaning set forth in the Recitals.

“Collateral Agent” has the meaning set forth in the Preamble.

“Default Rate” means, at any time, the rate of interest per annum equal to the lesser of (i) the maximum non-usurious rate permitted by law and (ii) fifteen percent (15%) per annum.

“Easements” has the meaning set forth in Section 3.05(b)(ii).

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Grantor or the Mortgaged Property and relate to Hazardous Materials or protection of human health or the environment, in each case, binding on Grantor or the Mortgaged Property.

“Environmental Liens” means all liens, charges and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Grantor or any other Person.

“Fixture Property” has the meaning set forth in the Granting Clauses.

“Grantor” has the meaning set forth in the Preamble.

“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local governmental authority; any substance that requires special handling under Environmental Laws; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law.

“IMFL” shall mean the mortgage foreclosure law provisions contained in Indiana Code § 32-29-7 et seq., as amended from time to time, and Indiana Code § 32-30-10 et seq., as amended from time to time.

“Impositions” means all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for non-payment thereof, heretofore or hereafter imposed upon the Mortgaged Property.

“Improvements” has the meaning set forth in the Granting Clauses.

“Indebtedness” means all indebtedness of Grantor to Mortgagee or any of the other Secured Parties under the Indenture Documents to which Grantor is a party, including, without limitation, the sum of all principal, interest and other amounts owing under or evidenced or secured by the Indenture Documents to which Grantor is a party and obligations and liabilities of any nature now or hereafter existing under or arising in connection with reimbursement obligations under the Indenture Documents to which Grantor is a party, together with interest and other amounts payable thereunder with respect thereto. The Indebtedness secured hereby includes, without limitation, all interest and expenses accruing after the commencement by or against Grantor of a proceeding under the Bankruptcy Code or any similar law for the relief of debtors.

“Indemnified Parties” has the meaning set forth in Section 8.20.

“Indenture” has the meaning set forth in the Recitals.

“Indenture Documents” means the Indenture (including any supplemental indentures), the Notes, the Security Agreement, the Intercreditor Agreement, this Mortgage and the other Collateral Documents, as any of the foregoing may be amended, restated, modified, extended, split, consolidated, supplemented or replaced from time to time.

“Land” has the meaning set forth in the Granting Clauses.

“Leases” has the meaning set forth in the Granting Clauses.

“Losses” has the meaning set forth in Section 8.20.

“Mortgage” has the meaning set forth in the Recitals.

“Mortgaged Property” has the meaning set forth in the Granting Clauses.

“Mortgagee” has the meaning set forth in the Preamble.

“Note Obligations” has the meaning set forth in Section 2.01.

“Notice” has the meaning set forth in Section 8.03.

“Permitted Encumbrances” means the following matters to which title to the Mortgaged Property may be subject and any other title exceptions or objections, if any, as Mortgagee (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may approve: (a) the Liens created or permitted by this Mortgage, (b) Liens, charges and encumbrances of record affecting the Mortgaged Property as of the date of this Mortgage as set forth in Schedule 1 attached hereto and made a part hereof by this reference, and (c) the Permitted Liens pursuant to the Indenture.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any governmental authority, endowment fund or any other form of entity.

“Release” means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping or disposing of Hazardous Materials.

“Rents” has the meaning set forth in the Granting Clauses.

“Secured Parties” has the meaning set forth in the Preamble.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, made by the Grantor and the Guarantors in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Trustee” has the meaning set forth in the Indenture.

“UCC” means the Uniform Commercial Code of Indiana or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Indiana, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II

Note Obligations

SECTION 2.01               Note Obligations. This Mortgage is given for the purpose of securing the payment and performance of all agreements, covenants, conditions, warranties, representations and other obligations of Grantor and Borrower (including, without limitation, the obligation to repay the Indebtedness) under the Indenture Documents to which Grantor and Borrower are parties, whether now or hereafter existing, whether matured or unmatured, contingent or liquidated (collectively, and as any of the foregoing may be amended, modified, supplemented, renewed, extended, repledged or replaced, the “Note Obligations”). The maximum principal amount that may be secured hereby is One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).

ARTICLE III

Representations, Warranties and Covenants of Grantor

SECTION 3.01               Payment of Note Obligations.

Grantor shall punctually pay when due, and timely perform, the Note Obligations, and will timely perform and observe all of its obligations under the Indenture Documents.

SECTION 3.02               Warranty of Title. Grantor covenants that (i) it has good, marketable and insurable title in the Mortgaged Property (other than any portion thereof consisting of easements) and a good easement interest in any portion of the Mortgaged Property consisting of easements, in each case free and clear of all liens, charges and encumbrances of every kind and character, subject only to the Permitted Encumbrances, (ii) it has and will continue to have full power and lawful authority to encumber and convey the Mortgaged Property as provided herein and (iii) this Mortgage is and will continue to remain a valid and enforceable first priority mortgage lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances.  Grantor further covenants that it will preserve such title and will forever warrant and defend the title to the Mortgaged Property, subject to Permitted Encumbrances, unto Mortgagee, for the benefit and security of Mortgagee and the other Secured Parties, against all lawful claims whatsoever and will forever warrant and defend the validity, enforceability and first priority of the mortgage lien of this Mortgage against the claims of all Persons and parties whomsoever, subject nevertheless to the Permitted Encumbrances.

SECTION 3.03               Use; Alterations. (a) Grantor will not use, and will not permit any tenant of the Mortgaged Property to use, the Mortgaged Property for any purpose other than (i) substantially the same use as in effect as of the date hereof and any ancillary uses thereto permitted by applicable law and by the Ground Lease, (ii) any use permitted under the Indenture that is permitted by the Ground Lease, and (iii) in the case of a tenant, any lawful use that does not materially adversely affect the use of the Mortgaged Property for Grantor’s business or the value of the Mortgaged Property and is permitted by the Ground Lease, unless such other use (if any) is consented to in writing by Mortgagee, acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class.

(b)           Provided that no Event of Default is then continuing, Grantor may make alterations, additions or other improvements to the Mortgaged Property or any part thereof, provided that any alterations, additions or other improvements (i) shall not reduce the fair market value of the Mortgaged Property below its value immediately before the alteration, addition or other improvement, or materially adversely affect the use of the Mortgaged Property other than temporarily during construction, (ii) are effected with due diligence and in a good and workmanlike manner and in material compliance with all legal requirements and insurance requirements and on a lien-free basis, subject to Section 3.13 and (iii) are promptly and fully paid for by Grantor, subject to Section 3.13.

SECTION 3.04               Insurance. Grantor shall:

(a)           Keep, at its sole cost and expense, the Mortgaged Property insured at all times in such amounts as shall be customary for similar businesses as Grantor’s business and maintain such other insurance of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses as Grantor’s business and maintain such other insurance as may be required by law or the terms of the Indenture. Without limiting the generality of the foregoing Grantor shall maintain the following insurance coverage:

(1)           All Risk Property insurance on the Mortgaged Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to 100% of the “Full Replacement Cost” of the Mortgaged Property, which for purposes of this Section shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement, subject to commercially reasonable sub-limits; (ii) containing an agreed amount endorsement with respect to the Mortgaged Property waiving all co-insurance provisions;  (iii) providing for no deductible in excess of $1,000,000; and (iv) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Mortgaged Property shall constitute non-conforming structures or uses.  The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Grantor and approved by Mortgagee, acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class, or by an engineer or appraiser in the regular employ of Grantor. Mortgagee shall not require an appraisal more often than once per year unless the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class have advised Mortgagee in writing that they believe the Full Replacement Cost has increased and instruct Mortgagee in writing to require such appraisal.

(2)           Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the

Mortgaged Property, such insurance (i) to be on the so-called “occurrence” form with each occurrence and general aggregate limits of not less than $50,000,000 (may be satisfied in combination with umbrella liability coverage); (ii) to continue at not less than this limit until required to be changed by Mortgagee in writing, acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class, based on the determination of such Holders that they believe changed economic conditions have made such protection inadequate; and (iii) to cover at least the following hazards:  (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written contracts; and (e) contractual liability covering the indemnities contained in this Mortgage to the extent available.

(3)           Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Mortgaged Property, or in connection with the Mortgaged Property or its operations (if applicable).

(4)           Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery,  elevators  and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to the lesser of (i) one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements and (ii) a minimum of $100,000,000 in coverage. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of a covered accident or breakdown.

(5)           To the extent available at commercially reasonable rates, terrorism insurance from and against all losses, damages, costs, expenses, claims and liabilities relating to or arising from acts of terrorism in an amount equal to the “Full Replacement Cost” of the Improvements as determined above.

(6)           If Mortgagee (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class) advises Grantor at any time that any part of the Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Grantor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the outstanding principal balance of the Indebtedness or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

(7)           During the period of any construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Mortgagee, acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class, including an Occupancy endorsement and Worker’s Compensation insurance covering all Persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State of Indiana.

(8)           Such other insurance as may from time to time be reasonably required by Mortgagee, acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class, against other insurable hazards, provided that such other insurance is customarily maintained by companies in the same or similar businesses as Grantor’s business.

(b)           Cause all such property and casualty insurance policies with respect to the Mortgaged Property to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form reasonably acceptable to Mortgagee, which endorsement shall provide that, from and after the date hereof, if the insurance carrier shall have received written notice from Mortgagee of the occurrence of an Event of Default and such Event of Default should be continuing, the insurance carrier shall pay all proceeds otherwise payable to Grantor under such policies directly to Mortgagee; cause all such policies to provide that neither Grantor, Mortgagee nor any other Person shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as Mortgagee may reasonably require from time to time, acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class, to protect its interests (it being understood that Mortgagee shall not have any duty or be under any obligation to require same); deliver original or certified copies of all such policies or a certificate of an insurance broker to  Mortgagee; cause each such policy to provide that it shall not be canceled or not renewed upon less than 30 days’ prior written notice thereof by Mortgagee; deliver to Mortgagee, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to Mortgagee), or insurance certificate with respect thereto, together with evidence reasonably acceptable to Mortgagee of payment of the premium therefor. Grantor’s insurance shall be primary and without contribution from any insurance procured by Mortgagee (it being understood that Mortgagee shall have no duty or be under any obligation to settle, adjust or compromise any such claim, and that, in any event, Mortgagee shall only act in this regard as it may be instructed in writing by Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class). All the insurance companies must be authorized to do business in the State of Indiana. The primary property and liability insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors.

(c)           In the event Grantor satisfies the requirements hereunder through the use of a blanket policy covering properties in addition to the Mortgaged Property, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Grantor shall provide evidence acceptable to Mortgagee that the insurance premiums for the Mortgaged Property are separately allocated under such policy to the Mortgaged Property and that payment of such allocated amount (i) shall maintain the effectiveness of such policy as to the Mortgaged Property and (ii) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Mortgage as to the Mortgaged Property, notwithstanding the failure of payment of any other portion of the insurance premiums. If no such allocation is available, Mortgagee may (if so instructed in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), upon not less than 30 days’ prior written notice to Grantor (unless Grantor or the insurer furnishes to Mortgagee assurance reasonably satisfactory to such Holders that the failure to have such allocation would not reasonably be expected to have a material adverse affect on the coverage available with respect to the Mortgaged Property as required by this Mortgage or Mortgagee’s ability to provide such insurance should Grantor fail to do so), purchase a non-blanket policy covering such Mortgaged Property from insurance companies which qualify under this Mortgage (it being understood that Mortgagee shall have no duty or be under any obligation to procure same, and in any event that Mortgagee shall only procure such insurance if and to the extent so requested in writing by the Holders of not than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class) and at Grantor’s cost and Grantor shall reimburse Mortgagee upon demand and such amount shall incur interest at the Default Rate from and including the date paid by Mortgagee until repaid to Mortgagee in full.

SECTION 3.05               Liens and Liabilities. (a) Discharge of Liens. Grantor will pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property except to the extent the same are not yet delinquent or being contested in accordance with Section 3.13 in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

(b)           Creation of Liens. (i) Grantor will not, without the written consent of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class, create, place or permit to be created or placed or allow to remain, and (subject to the right of Grantor to contest the same in accordance with Section 3.13 in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made) shall discharge and release (A) within sixty (60) days of the placing thereof, any deed of trust, mortgage, trust deed, voluntary lien, security interest or other encumbrance and (B) within sixty (60) days after receipt of written notice thereof, any involuntary lien, security interest or other encumbrance (and, in any event, in the case of any such lien or encumbrance described in Clause (A) and (B) hereof, at such earlier time as may be required to prevent (1) foreclosure of such lien or encumbrance and (2) any liability to Mortgagee or Secured Parties in respect thereof) against or covering the Mortgaged Property, other than Permitted Encumbrances, whether or not subordinate hereto.

(ii)           Grantor shall have the right to grant easements, rights of way and similar rights (“Easements”) affecting the Mortgaged Property or any part thereof for the purpose of providing water, gas, electric, power, sewer, drainage, telephone, telecommunication and other utilities, facilities and services to the Mortgaged Property or any premises adjacent to the Mortgaged Property or for the purpose of providing access, ingress, egress, roads, railroad spurs, parking and similar facilities and rights serving the Mortgaged Property or any premises adjacent to the Mortgaged Property, provided that any such Easement does not materially adversely affect the use of the Mortgaged Property or the value of the Mortgaged Property at such time. Any such Easements granted by Grantor shall be Permitted Encumbrances. Upon the request of Grantor, Mortgagee shall (at Grantor’s sole cost and expense) promptly execute and deliver an instrument in form reasonably acceptable to Mortgagee and in form and substance reasonably satisfactory to Grantor and providing that this Mortgage shall be subject and subordinate to any such Easement, provided that (x) Grantor shall deliver to Mortgagee an Officer’s Certificate that such Easement does not materially adversely affect the use of the Mortgaged Property or the value of the Mortgaged Property at the time and (y) if the Grantor receives any cash consideration for such Easement, Grantor shall deliver to Mortgagee such cash consideration, which Mortgagee shall deposit in the Collateral Account and hold, apply and pay the same as provided in the Indenture. Grantor shall also have the right to release Easements benefiting the Mortgaged Property and, upon the request of Grantor, Mortgagee shall (at Grantor’s sole cost and expense) promptly execute and deliver an instrument in form reasonably acceptable to Mortgagee and in form and substance reasonably satisfactory to Grantor and providing that the relevant Easement shall be and thereby is released from the lien of this Mortgage, provided that (X) Grantor shall deliver to Mortgagee an Officer’s Certificate that the release of such Easement does not materially adversely affect the use or value of the Mortgaged Property at the time and (Y) if Grantor receives any cash consideration for such release, Grantor shall deliver to Mortgagee such cash consideration, which Mortgagee shall deposit in the Collateral Account and hold, apply and pay the same as provided in the Indenture.

(c)           No Consent. Nothing in this Mortgage shall be deemed or construed in any way as constituting the consent or request by Mortgagee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Mortgaged Property. Grantor further agrees that Mortgagee does not stand in any fiduciary relationship to Grantor.

SECTION 3.06               Taxes and Other Charges. (a) Taxes on the Mortgaged Property. Grantor will promptly pay when due and before any penalty or interest may be added thereto, all Impositions. Grantor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable except to the extent the same are not yet delinquent or being contested in accordance with Section 3.13 in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

(b)           Increased Costs. In the event of the enactment after the date hereof of any law or regulation deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to adversely affect (other than to a de minimis extent with respect to non-monetary obligations only) this Mortgage, the Note Obligations, Mortgagee or the Secured Parties, then, and in such event, Grantor shall, on demand, pay to Mortgagee or such Secured Parties, or reimburse Mortgagee or such Secured Parties for payment of, all taxes, assessments, charges or liens for which Mortgagee or such Secured Parties are or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Note Obligations wholly or partially usurious under applicable law, then Mortgagee may, at its option, require Grantor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

SECTION 3.07               Damage and Destruction. (a) Grantor’s Obligations. In the event of any damage to or loss or destruction of the Mortgaged Property, Grantor shall (i) promptly notify Mortgagee of such event, if such event would give rise to a claim under the insurance policies required to be maintained by Grantor pursuant to Section 3.04, (ii) take such steps as shall be reasonably necessary to preserve any undamaged portion of the Mortgaged Property and (iii) take such steps as shall be reasonable necessary to recover and apply the Net Loss Proceeds in connection with such damage or destruction in accordance with the terms of the Indenture, including depositing such Net Loss Proceeds into the Collateral Account.

(b)           Mortgagee’s Rights; Application of Proceeds. In the event that any portion of the Mortgaged Property is so damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance required by Section 3.04, then (i) Mortgagee may (if so directed in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), but shall not be obligated to, make proof of loss if an Event of Default shall have occurred and be continuing and is hereby authorized and empowered by Grantor to settle, adjust or compromise any claims for damage, destruction or loss thereunder if an Event of Default shall have occurred and be continuing and (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Mortgagee if an Event of Default shall have occurred and be continuing. Mortgagee shall deposit in the Collateral Account any Net Loss Proceeds that it recovers for application in accordance with the terms of the Indenture.

(c)           Repairs and Restoration. Notwithstanding anything to the contrary, except as provided in the Indenture, Grantor shall have no obligation to restore the Mortgaged Property or, if Grantor elects to restore the Mortgaged Property, to expend any sum in excess of the Net Loss Proceeds made available to Grantor for such purpose pursuant to the Indenture.

(d)           Effect on the Note Obligations. Notwithstanding any loss, damage or destruction referred to in this Section, Grantor shall continue to be obligated on the Note Obligations as provided herein, except to the extent that the Net Loss Proceeds are applied to the Note Obligations.  Any reduction in the Note Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such insurance proceeds and application against the Note Obligations, provided that if prior to the receipt by Mortgagee of such insurance proceeds the Mortgaged Property shall have been sold on foreclosure of this Mortgage or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys’ fees and disbursements incurred by Mortgagee in connection with the collection thereof.

SECTION 3.08               Condemnation. (a) Grantor’s Obligations; Proceedings.  Grantor, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Mortgaged Property, or of any right of eminent domain which would materially adversely affect the use and operation of the Mortgaged Property as required hereunder, will notify Mortgagee of the threat or pendency thereof. If an Event of Default shall have occurred and be continuing, Mortgagee may participate (if so directed in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class) in any such proceedings, and Grantor from time to time will execute and deliver to Mortgagee all instruments as may be required to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and, if an Event of Default shall have occurred and be continuing, (i) shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings and (ii) shall not adjust, settle or compromise any such proceedings without Mortgagee’s consent, to be given or withheld by Mortgagee in accordance with the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class.  Grantor shall recover and apply the Net Loss Proceeds in connection with any condemnation or eminent domain or deed in lieu thereof in accordance with the terms of the Indenture, including depositing such Net Loss Proceeds into the Collateral Account.

(b)           Mortgagee’s Rights; Application of Awards.  Mortgagee may (if so directed in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), but shall not be obligated to, adjust, settle or compromise any claim or proceeding in connection with a condemnation or eminent domain if an Event of Default shall have occurred and be continuing (it being understood that Mortgagee shall have no duty or be under any obligation to settle, adjust or compromise any such claim, and that, in any event, Mortgagee shall only act in this regard as it may be instructed in writing by Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class) and, subject to the rights of the Ports under the Ground Lease, Mortgagee is hereby authorized and empowered by Grantor to settle, adjust or compromise any such claim or proceeding if an Event of Default shall have occurred and be continuing. Mortgagee shall deposit in the Collateral Account any Net Loss Proceeds that it recovers for application in accordance with the terms of the Indenture.

(c)           Repairs and Restoration. Notwithstanding anything to the contrary, except as provided in the Indenture or the Ground Lease, Grantor shall have no obligation to restore the Mortgaged Property or, if Grantor elects to restore the Mortgaged Property, to expend any sum in excess of the Net Loss Proceeds made available to Grantor for such purpose pursuant to the Indenture.

(d)           Effect on the Note Obligations. Notwithstanding any condemnation, taking or other proceeding referred to in this Section, Grantor shall continue to be obligated on the Note Obligations as provided herein, except to the extent that the Net Loss Proceeds are applied to the Note Obligations. Any reduction in the Note Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such Awards and application against the Note Obligations, provided that if prior to the receipt by Mortgagee of such Awards the Mortgaged Property shall have been sold on foreclosure of this Mortgage or the exercise of the power of sale hereunder, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys’ fees and disbursements incurred by Mortgagee in connection with the collection thereof.

SECTION 3.09               Notice Limiting Amount. Grantor covenants that it will not, without the prior written consent of Mortgagee, to be given or withheld by Mortgagee in accordance with the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class, file of record any notice limiting the maximum principal amount secured by this Mortgage.

SECTION 3.10               Permits. Grantor has and will maintain all required certificates, licenses, authorizations, registrations, permits and/or approvals for the operation, use and occupancy of the Mortgaged Property, and the conduct of Grantor’s business at the Mortgaged Property (except where such failure to maintain would not reasonably be expected to have a material adverse effect on the operation of Grantor’s business or the operation, use or occupancy of the Mortgaged Property) and, promptly on request by Mortgagee (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), Grantor shall deliver to Mortgagee copies of all of the same.

SECTION 3.11               Further Assurances. Grantor shall:

(i)            at Grantor’s sole cost and expense and at the reasonable request of Mortgagee (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), (A) promptly correct any defect or error which may be discovered in the contents of this Mortgage or in its execution, acknowledgment or recordation and (B) promptly do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments that may be necessary or that Mortgagee (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may reasonably request from time to time in order to carry out more effectively the purposes of this Mortgage, to subject to the lien and security interest hereby created any of Grantor’s properties, rights or interests covered or now or hereafter intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, assign, transfer and confirm unto Mortgagee the rights granted or now or hereafter intended to be granted to Mortgagee hereunder or under any other instrument executed in connection with this Mortgage or which Grantor may be or become bound to convey, mortgage or assign to Mortgagee in order to carry out the intention or facilitate the performance of the provisions of this Mortgage; and

(ii)           at the request of Mortgagee (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), promptly record and re-record, file and refile and register and re-register this Mortgage, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by any present or future law in order to perfect and maintain the validity, effectiveness and priority of this Mortgage and the lien and security interest intended to be created hereby, or to subject after-acquired property of Grantor to such lien and security interest, in such manner and places and within such times as may be necessary to accomplish such purposes and to preserve and protect the rights and remedies of Mortgagee.  Upon any failure by Grantor to do so, Mortgagee may (if so directed in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class) make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Grantor to do so, which appointment will terminate upon the satisfaction of record of this Mortgage. Grantor will furnish to Mortgagee evidence reasonably acceptable to Mortgagee of every such recording, filing or registration. Mortgagee may (if so directed in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), at Grantor’s sole expense, file copies or reproductions of this instrument as financing statements at any time and from time to time without further authorization from Grantor.

SECTION 3.12               Leases. (a) Assignment. Grantor hereby absolutely and presently bargains, sells, transfers, assigns and sets over to Mortgagee, as further security for the payment of the Note Obligations, all of its right, title and interest in and to the Ground Leases and the Rents payable thereunder and all rights of Grantor thereunder and any and all deposits held as security under the Ground Leases, whether before or after foreclosure or during the full period of redemption, if any, and shall deliver to Mortgagee an executed counterpart of each Lease. The assignment of the Ground Leases and Rents, and of the aforesaid rights with respect thereto, is intended to be and is an absolute present assignment from Grantor to Mortgagee and not merely the passing of a security interest. Such assignment and grant shall continue in effect until the Note Obligations are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until an Event of Default shall have occurred and be continuing, Grantor shall be entitled to collect and receive the Rents and apply the same in the conduct of its business, provided that such right of Grantor to collect and receive said Rents shall be revoked upon written notice by Mortgagee to Grantor that an Event of Default has occurred and is continuing, and thereafter Mortgagee shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article VI. In addition, if such an Event of Default shall have occurred and be continuing, Grantor shall promptly pay to Mortgagee (i) all rent prepayments and security or other deposits paid to Grantor pursuant to any Lease assigned hereunder and (ii) all charges for services or facilities or for escalation which were paid pursuant to any such Lease to the extent allocable to any period from and after such Event of Default. Nothing contained in this subsection (a) shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise to impose any obligation on Mortgagee (including any liability under the covenant of quiet enjoyment contained in any Lease or under any applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Mortgaged Property), except that Mortgagee shall be accountable for any money actually received pursuant to such assignment. Grantor hereby further grants to Mortgagee the right to notify the tenant under any Lease of the assignment thereof and, if an Event of Default has occurred and is continuing (i) to demand that the tenant under any Lease pay all amounts due thereunder directly to Mortgagee, (ii) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the Rents, (iii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof, (iv) to let the Mortgaged Property, or any part thereof, and (v) to apply the Rents, after payment of all necessary charges and expenses, on account of the Note Obligations.

(b)           Separate and Distinct Rights. The security pledged in this Section constitutes primary collateral for the Note Obligations on a par with all other collateral and security provided for in this Mortgage and other agreements executed in connection with this Mortgage. Without limiting any other provision of this Mortgage, or other documents regarding the exercise of remedies, Mortgagee may exercise the rights granted to it in this section separate from or in conjunction with any other remedies provided for in this Mortgage and other documents in any order and at such time or times as Mortgagee, at its sole and absolute discretion, may elect.

(c)           Subordination, Nondisturbance and Attornment Agreements. Upon the request of Grantor, Mortgagee shall (at Grantor’s sole cost and expense) promptly execute and deliver a subordination, nondisturbance and attornment agreement in substantially the form of Exhibit B between Mortgagee and the tenant under any Lease from Grantor of any part of the Mortgaged Property, provided that Grantor shall deliver to Mortgagee an Officer’s Certificate to the effect that such Lease: (i) is made for a fair market rent and upon other market terms and conditions and (ii) does not materially adversely affect the use of the remaining Mortgaged Property for Grantor’s business or materially adversely affect the value of the Mortgaged Property at the time.

SECTION 3.13               Permitted Contests by Grantor. Notwithstanding anything to the contrary herein, subject to the terms of the Ground Lease, Grantor may contest by appropriate legal proceedings conducted with due diligence, the amount or validity or application, in whole or in part, of any Impositions or Liens therefor, or any legal requirements or any insurance requirements, or any Liens of mechanics, suppliers or materialmen or similar Liens, or any other Liens, affecting the Mortgaged Property or any part thereof; provided that (i) no Event of Default is then continuing, (ii) in the case of any Impositions or Liens therefor, or any Liens of mechanics, suppliers or materialmen or similar Liens, or any other Liens, such proceedings shall suspend the collection of any sums payable to satisfy such Impositions or Liens from the Mortgaged Property or any part thereof or any interest therein, (iii) such proceeding shall be permitted under and be conducted in accordance with any applicable provisions of any other applicable Indenture Document to which Grantor is a party and shall not constitute an Event of Default, (iv) neither the Mortgaged Property, nor any part thereof, nor any interest therein would be in imminent danger of being sold, forfeited or lost by reason of such proceedings, (v) intentionally omitted, (vi) in the case of an insurance requirement, failure by Grantor to comply therewith shall not impair the validity of any insurance required to be maintained by Grantor hereunder or the right to full payment of any claims thereunder pending the conclusion of such contest, (vii) in the case of any instrument of record affecting the Mortgaged Property, the contest or failure to perform under any such instrument shall not result in the placing of any lien on the Mortgaged Property (except if such lien would be removed upon completion of such proceedings and is contested in accordance with this Section) and (viii) Mortgagee would not be in danger of any criminal liability, or any civil liability not contested in accordance with this Section, by reason of such contest or the failure to pay such Imposition or to comply with such legal requirement or insurance requirement pending the resolution of such contest. In the case of any such contest, compliance with the applicable covenant under this Mortgage shall be suspended until the conclusion of such contest and the expiration of a reasonable time, but not less than 30 days, to pay the applicable Imposition or Lien or comply with the applicable legal requirement or insurance requirement; provided that, if compliance cannot be effected within such 30-day period, such 30-day period shall be extended for such period of time as is necessary to effect compliance, provided that Grantor, within such 30-day period (or if stayed from doing so promptly after such stay is removed) commences and, thereafter, diligently prosecutes such compliance to conclusion.

SECTION 3.14               Compliance with Lease.  Grantor shall (a) pay all rents, additional rents and other sums required to be paid by Grantor as tenant under and pursuant to the Ground Lease as and when such rent or other charge is payable, (b) diligently perform and observe all of the material terms, covenants and conditions of the Ground Lease on the part of Grantor, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided, and (c) promptly notify Mortgagee of the giving of any notice by the Ports to Grantor of any default by Grantor in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Grantor, as tenant thereunder, to be performed or observed and deliver to Mortgagee a true copy of each such notice.  Grantor shall not surrender the leasehold estate created by the Ground Lease, modify, change, supplement, alter or amend the Ground Lease, in any respect, either orally or in writing, or terminate or cancel the Ground Lease, in any such case, without the prior written consent of Mortgagee (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), which consent shall otherwise be in Mortgagee’s sole and absolute discretion, and Grantor hereby assigns to Mortgagee, as further security for the payment of the Note Obligations and for the performance and observance of the terms, covenants and conditions of this Mortgage and the Indenture, all of the rights, privileges and prerogatives of Grantor, which rights, privileges and prerogatives may be exercised by Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) upon an Event of Default, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease without the prior consent of Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) shall be void and of no force and effect.  If Grantor shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Grantor, as tenant thereunder, to be performed or observed, and such default shall remain uncured after the expiration of any applicable cure or grace period set forth in the Ground Lease, then, without limiting the generality of the other provisions of this Mortgage and the Indenture, and without waiving or releasing Grantor from any of its obligations hereunder or thereunder, Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Grantor, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Grantor, to the end that the rights of Grantor in, to and under the Ground Lease shall be kept unimpaired and free from default (it being understood that Mortgagee shall have no duty or be under any obligation to pay any such sums or to take any such actions unless (i) Mortgagee shall have been requested or directed in writing to make such advance or disbursement by the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class, and (ii) such Holders shall have either (x) advanced to Mortgagee the funds to be so paid or (y) indemnified Mortgagee to its satisfaction in respect of such payments or actions).  If Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, Mortgagee will notify Grantor of the making of any such payment, the performance of any such act, or the taking of any such action.  In any such event, subject to the rights of tenants, subtenants and other occupants under the Ground Leases, Mortgagee and any person designated by Mortgagee shall have, and are hereby granted, the right to enter upon the Land at any time and from time to time after such default by Grantor, which remains uncured after the expiration of any applicable cure or grace period set forth in the Ground Lease, for the purpose of taking any such action.  In furtherance of the foregoing, Mortgagee may pay and expend such sums of money as Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) deems reasonably necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the Lessor.  Grantor hereby agrees to pay to Mortgagee immediately upon demand therefor, all such sums so paid and expended by Mortgagee, together with interest thereon from the day of such demand at the Default Rate.  All sums so paid and expended by Mortgagee and the interest thereon shall be secured by the legal operation and effect of this Mortgage.  If the Lessor under the Ground Lease shall deliver to Mortgagee a copy of any notice of default sent by said Lessor to Grantor, as tenant under the Ground Lease, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee, in good faith, in reliance thereon.  Grantor will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the Lessor’s interest in all or any part of the Property, unless, in each such case, the written consent of Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) shall have been first had and obtained.

ARTICLE IV

Additional Advances; Expenses

SECTION 4.01               Additional Advances and Disbursements. Grantor agrees that, if an Event of Default shall have occurred and be continuing, then Mortgagee shall have the right without notice to Grantor to advance all or any part of amounts owing or to perform any or all required actions not paid or performed by Grantor (it being understood that Mortgagee shall have no duty or be under any obligation to make any advances or disbursements, or to take any such actions, under or in respect of this Mortgage unless (i) Mortgagee shall have been requested or directed in writing to make such advance or disbursement, or take such action, in any such case by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class and (ii) such Holders shall have either (x) advanced to Mortgagee the funds to be so advanced or disbursed or (y) indemnified Mortgagee to Mortgagee’s satisfaction in respect of such advance, disbursement or action). No such advance or performance shall be deemed to have cured such default. All sums advanced and all expenses incurred by Mortgagee in connection with such advances or actions, and all other sums advanced or expenses incurred by Mortgagee hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall, subject to Section 2.01, be part of the Note Obligations, shall bear interest at the Default Rate from the date advanced by Mortgagee to and including the date paid by Grantor and shall be secured by this Mortgage. Grantor hereby appoints Mortgagee its true and lawful attorney-in-fact to make the payments and effect the performance contemplated by the aforesaid provisions in the name and on behalf of Grantor. This appointment, being coupled with an interest, shall be irrevocable until all of the Note Obligations shall be fully satisfied, paid and performed and Mortgagee shall have no further Note Obligations.

SECTION 4.02               Other Expenses. Grantor will pay or, on demand, reimburse Mortgagee for the payment of any and all costs or expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with (i) any default or Event of Default by Grantor, (ii) the exercise or enforcement by or on behalf of Mortgagee of any of its rights or of Grantor’s obligations under this Mortgage or (iii) the granting, administration, enforcement and closing of the transactions contemplated under this Mortgage.

SECTION 4.03               Interest After Default. If any payment due hereunder is not paid in full when due, then the same shall bear interest hereunder at the Default Rate from the date due to and including the date paid and such interest shall be added to and become a part of the Note Obligations and shall be secured hereby.

ARTICLE V

Release of Mortgage Lien

SECTION 5.01               Release of Mortgage Lien. (a) At such time as the obligations of Aventine and the Guarantors under the Notes and the Indenture shall have been defeased or discharged in accordance with Article VIII of the Indenture, the Mortgaged Property shall be released from the Liens created by this Mortgage and all rights to the Mortgaged Property shall revert to Grantor, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of Grantor, at and after such termination, within sixty (60) days after receipt of a written request by Grantor, Mortgagee shall execute and deliver to Grantor such releases or documents as Grantor shall reasonably request to effectuate and evidence such termination and release and shall promptly deliver to or at the direction of Mortgagor any Mortgaged Property then held by Mortgagee hereunder.

(b)           If any Mortgaged Property shall be sold, transferred or otherwise disposed of by Grantor in a transaction permitted under the Indenture, then at the request and sole expense of Grantor, Mortgagee shall promptly execute and deliver to Grantor such releases or documents as Grantor shall reasonably request to effectuate and evidence the release of such Mortgaged Property from the Liens created by this Mortgage and Mortgagee shall promptly deliver to or at the direction of Grantor any such Mortgaged Property then held by Mortgagee hereunder.

ARTICLE VI

Defaults and Remedies

SECTION 6.01               Remedies. Subject to and in accordance with the provisions of Section 6.05 of the Indenture, during the continuance of any one or more Events of Default, Mortgagee may, in addition to any rights or remedies available to it hereunder or under the other Indenture Documents and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived, except as provided expressly in this Mortgage and the other Indenture Documents), as it deems necessary or advisable to protect and enforce its rights and remedies against Grantor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class)may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies:

(a)           institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law; or

(b)           sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Grantor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as may be permitted by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property; or

(c)           institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Indenture Documents; or

(d)           be entitled to the appointment of a receiver, custodian, trustee, liquidator or conservator of the Mortgaged Property, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Note Obligations or the solvency of Grantor or Borrower or any other Person liable for the payment of the Note Obligations, and Grantor, Borrower and each such other Person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

(e)           enter upon the Mortgaged Property, and exclude Grantor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other portions of the Mortgaged Property, and Grantor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Mortgagee on demand during the continuance of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Grantor, including, without limitation, (i) entering into such contracts and taking such other action as Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) deems appropriate to complete any construction then in progress on the Land, and in connection with any such action Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may modify plans and specifications as Mortgagee deems appropriate; (ii) making, cancelling, enforcing or modifying leases; (iii) obtaining and evicting tenants; (iv) fixing or modifying Rents; (v) conducting the business of Grantor on the Mortgaged Property in its own name or in the name of Grantor; (vi) using any and all of Grantor’s properties and facilities on the Mortgaged Property; (vii) dealing with Grantor’s creditors, debtors, tenants, lessees, agents, employees and other Persons with respect to the Mortgaged Property, and (viii) altering or amending any contracts between them, in any manner Mortgagee may determine); and upon each such entry and from time to time thereafter may, at the expense of Grantor and the Mortgaged Property, without interference by Grantor and as Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may deem advisable, (A) insure or reinsure the Mortgaged Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (C) in every such case in connection with the foregoing have the right to exercise all rights and powers of Grantor with respect to the Mortgaged Property, either in Grantor’s name or otherwise; or

(f)            with or without entrance upon the Mortgaged Property, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by Mortgagee in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property, and otherwise in exercising Mortgagee’s rights under subsection (e) of this Section, including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Mortgaged Property, as well as compensation for the services of Mortgagee and their respective attorneys, agents and employees, and to apply the remainder as provided in Section 6.05; or

(g)           release any portion of the Mortgaged Property for such consideration as Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Note Obligations shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release and applied to the Note Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may require without being accountable for so doing to any other lienholder; or

(h)           take all actions permitted under the UCC; or

(i)            take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Grantor does hereby grant the same to Mortgagee.

(j)            It is the express intention of the Grantor and Mortgagee that the rights, remedies, powers and authorities conferred upon Mortgagee pursuant to this Mortgage shall include all rights, remedies, powers and authorities that a mortgagor may confer upon a mortgagee under the IMFL and/or as otherwise permitted by applicable law, as if they were expressly provided for herein. In the event that any provision in this Mortgage shall be inconsistent with any provision in the IMFL, the provisions of the IMFL shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the IMFL.

(k)           Without limiting the generality of the foregoing, all expenses, including reasonable attorneys’ fees, incurred by Mortgagee to the extent reimbursable under the IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether provided for in this Mortgage, shall be added to the Note Obligations or to the judgment of foreclosure.

In the event that Mortgagee shall exercise any of the rights or remedies set forth in subsections (e) and (f) of this Section, Mortgagee shall not be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand or overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession absent such demand or overt act. Mortgagee shall not be liable to account for any action taken pursuant to any such exercise other than for Rents actually received by Mortgagee, nor liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property, or from any other act or omission of Mortgagee except to the extent such loss is caused by the gross negligence, willful misconduct or bad faith of Mortgagee.

SECTION 6.02               Rights Pertaining to Sales. Subject to the provisions or other requirements of law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this Article VI:

(a)           Mortgagee may conduct any number of sales from time to time.

(b)           Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice. Without limiting the foregoing, in case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by receiver, entry or otherwise, and such proceedings have been discontinued or abandoned for any such reason or shall have been determined adversely to Mortgagee, then in every such case Grantor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

(c)           After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Grantor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided.  Mortgagee is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Grantor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class), shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be requested by Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) for the purposes as may be designated in such request.

(d)           Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section given by Mortgagee as to nonpayment of the Note Obligations, or as to the occurrence of any Event of Default, or as to Mortgagee’s having declared all or any of the Note Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to any other act or thing having been duly done by Grantor or Mortgagee, shall be taken as conclusive and binding against all Persons as to evidence of the truth of the facts so stated and recited to the extent permitted by applicable law. Mortgagee may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale.

(e)           The receipt of Mortgagee for the purchase money paid at any such sale, or the receipt of any other Person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(f)            Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against

Grantor and any and all Persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Grantor to the fullest extent permitted by applicable law.

(g)           Upon any such sale or sales, Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may bid for and acquire the Mortgaged Property so sold and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against payment of the Note Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

(h)           In the event that Grantor, or any Person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Grantor, or such Person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

(i)            Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructive possession of any of the Mortgaged Property.

(j)            In the event a foreclosure hereunder shall be commenced by Mortgagee, Mortgagee may at any time before the sale of the Mortgaged Property abandon the sale or foreclosure, and may institute suit for the collection of the Note Obligations and for the enforcement of this Mortgage, or in the event that Mortgagee should institute a suit for collection of the Note Obligations, and for the enforcement of this Mortgage, Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

SECTION 6.03               Expenses. In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Mortgagee under the Indenture Documents, at law or in equity, there shall be allowed and included as an addition to and a part of the Note Obligations in the decree for sale or other judgment or decree, subject to Section 2.01, all reasonable expenditures and expenses, including reasonable attorneys’ fees, which may be paid or incurred in connection with the exercise by Mortgagee of any of its rights and remedies provided or referred to in Section 6.02, or any comparable provision of any other Indenture Document, together with interest thereon at the Default Rate from the date advanced to and including the date paid, and the same shall be part of the Note Obligations and shall be secured by this Mortgage.

SECTION 6.04               Application of Proceeds. The purchase money, proceeds or avails of any sale referred to in Section 6.02, together with any other sums which may be held by Mortgagee hereunder, whether under the provisions of this Article VI or otherwise, shall, except as herein expressly provided to the contrary, to the extent permitted by applicable law, be applied as provided in Section 6.10 of the Indenture.

SECTION 6.05               Additional Provisions as to Remedies. To the extent permitted by applicable law: (a) No delay or omission by Mortgagee to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default.

(b)           The failure, refusal or waiver (by consent, waiver or otherwise) of Mortgagee to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

(c)           Mortgagee shall have no obligation to pursue any rights or remedies it may have under any other agreement prior to pursuing its rights or remedies hereunder or under the other Indenture Documents.

(d)           Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

(e)           In the event that Mortgagee shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Grantor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.

(f)            Each right of Mortgagee provided for in this Mortgage shall be cumulative and shall be in addition to every other right provided for in this Mortgage or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise by Mortgagee of any one or more of such rights shall not preclude the simultaneous or later exercise by Mortgagee of any other such right.

SECTION 6.06               Waiver of Rights and Defenses. To the full extent Grantor may lawfully do so, Grantor agrees with Mortgagee as follows:

(a)           Grantor will not, at any time, insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium, redemption or reinstatement, or of any statute of limitations, and Grantor, for itself and its successors and assigns, and for any and all Persons ever claiming an interest in the Mortgaged Property (other than Mortgagee and/or the other Secured Parties), hereby, to the extent permitted by applicable law, waives and releases all rights of redemption, reinstatement, valuation, appraisement, and notice of intention to mature or declare due the whole of the Note Obligations and all rights to a marshaling of the assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

(b)           Grantor shall not have or assert any right under any statute or rule of law pertaining to any of the matters set forth in subsection (a) of this Section, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Mortgagee hereunder, including the rights of Mortgagee hereunder to a sale of the Mortgaged Property for the collection of the Note Obligations without any prior or different resort for collection, or to the payment of the Note Obligations out of the proceeds of sale of the Mortgaged Property in preference to any other Person.

(c)           If any statute or rule of law referred to in this Section 6.07 and now in force, of which Grantor or any of its successors or assigns and such other Persons claiming any interest in the Mortgaged Property might take advantage despite this Section 6.07, shall hereafter be repealed or cease to be in force, such statute or rule of law shall not thereafter be deemed to preclude the application of this Section 6.07.

(d)           Neither Borrower nor Grantor shall be relieved of its obligation to pay or perform the Note Obligations at the time and in the manner provided in the Indenture Documents, nor shall the lien or priority of this Mortgage or any other Indenture Document be impaired by any of the following actions, non-actions or indulgences by Mortgagee, each of which actions, non-actions or indulgences Mortgagee may (in accordance with the written instructions or directions of the relevant percentage of Holders), in its discretion, take or refrain from taking:

(i)            any failure or refusal by Mortgagee (in accordance with the written instructions or directions of the relevant percentage of Holders)  to comply with any request by Grantor (A) to consent to any action by Grantor or (B) to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Indenture Documents;

(ii)           any release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Note Obligations, or any Person liable for payment of the Note Obligations;

(iii)          any waiver by Mortgagee (in accordance with the written instructions or directions of the relevant percentage of Holders) of compliance by Borrower or Grantor with any provision of the Indenture Documents, or consent by Mortgagee to the performance by Borrower or Grantor of any action which would otherwise be prohibited thereunder, or to the failure by Borrower or Grantor to take any action which would otherwise be required thereunder; and

(iv)          any agreement or stipulation between Mortgagee (in accordance with the written instructions or directions of the relevant percentage of Holders) and Grantor and/or Borrower, or, with or without Grantor’s consent, between Mortgagee (in accordance with the written instructions or directions of the relevant percentage of Holders) and any subsequent owner or owners of the Mortgaged Property or any other security for the Note Obligations, renewing, extending or modifying the time of payment or the terms of the Indenture Documents (including a modification of any interest rate), and in any such event Grantor and Borrower, as the case may be, shall continue to be obligated to pay the Note Obligations at the time and in the manner provided in the Indenture

Documents, as so renewed, extended or modified, unless expressly released and discharged by Grantor and/or Borrower and acknowledged by Mortgagee.

(e)           Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may release any Person at any time liable for the payment of the Note Obligations or any portion thereof or any part of the security held for the Note Obligations and may extend the time of payment or otherwise modify the terms of the Indenture Documents, including a modification of the interest rates payable on the principal balance of the Indebtedness without in any manner impairing or affecting this Mortgage or the lien hereof or the priority of this Mortgage, as so extended and modified, as security for the Note Obligations over any such subordinate lien, encumbrance, right, title or interest. Mortgagee may resort for the payment of the Note Obligations to any other security held by Mortgagee in such order and manner as Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may elect. Mortgagee (acting in accordance with the written directions of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding voting as a single class) may take or cause to be taken action to recover the Note Obligations, or any portion thereof, or to enforce any provision of the Indenture Documents without prejudice to the right of Mortgagee thereafter to foreclose or enforce or cause to be foreclosed or enforced this Mortgage. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

(f)            Grantor hereby waives any defense to the recovery by Mortgagee hereunder against Grantor or the Mortgaged Property of any deficiency after a nonjudicial sale.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR ON BEHALF OF ITSELF, ITS SUCCESSORS AND ASSIGNS AND FOR ANY AND ALL PERSONS EVER CLAIMING AN INTEREST IN THE MORTGAGED PROPERTY (OTHER THAN MORTGAGEE) HEREBY VOLUNTARILY AND KNOWINGLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL REDEMPTION RIGHTS PURSUANT TO INDIANA CODE § 32-29-7-7 AND ALL REINSTATEMENT RIGHTS PURSUANT TO IMFL OR ANY OTHER REDEMPTION OR REINSTATEMENT RIGHTS PURSUANT TO ANY OTHER RULE, LAW, ORDINANCE OR STATUTE NOW OR HEREAFTER IN EFFECT IN THE STATE OF INDIANA.

ARTICLE VII

Local Law Provisions

SECTION 7.01               Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article VII and the other provisions of this Mortgage, the terms and conditions of this Article VII shall control and be binding to the extent of the inconsistency.

SECTION 7.02               Maximum Principal Sum. Notwithstanding anything herein to the contrary, it is agreed that the maximum principal amount of Indebtedness secured by this Mortgage, including all advancements, at any one time shall not exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).

SECTION 7.03               In Rem Proceedings. Mortgage foreclosures and other In Rem proceedings against Grantor may be brought in County in Indiana in which the Mortgaged Property is located or any federal court of competent jurisdiction in Indiana.

SECTION 7.04               Advances. If, and to the extent, Mortgagee or the other Secured Parties are obligated under the terms of the Indenture Documents to make advances as provided therein, and Grantor acknowledges and intends that all such advances shall be a lien from the time this Mortgage is recorded, as provided in the IMFL. Grantor covenants and agrees that this Mortgage shall secure the payment of any advances made pursuant to the terms and provisions of the Indenture Documents, whether such advances are made as of the date hereof or at any time in the future, and whether such future advances are obligatory or are to be made at the option of Mortgagee or the Secured Parties (but not advances made more than 20 years after the date hereof), to the same extent as if such future advances were made on the date of the execution of this Mortgage and although there may be no advances made at the time of the execution of this Mortgage and although there may be no other indebtedness outstanding at the time any advance is made. The lien of this Mortgage shall be valid as to all Note Obligations, including such future advances, from the time of its filing of record in the office of the Recorder of Deeds of the County in which the Mortgaged Property is located. The total amount of the Note Obligations may increase or decrease from time to time, but the total unpaid principal balance of the Note Obligations (including disbursements which Mortgagee may make under this Mortgage or any other document or instrument evidencing or securing the Note Obligations) at any time outstanding shall not exceed the amount referred to in Section 7.02 of this Mortgage. To the extent permitted under applicable law, this Mortgage shall be valid and shall have priority over all subsequent liens and encumbrances, including statutory liens except taxes and assessments levied on the Mortgaged Property, to the extent of the maximum amount secured hereby.

SECTION 7.05               Indiana Mortgage Foreclosure Law. It is the intention of Grantor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the IMFL, and with respect to the IMFL, Grantor agrees and covenants that:

(a)           Grantor and Mortgagee shall have the benefit of all of the provisions of the IMFL, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the IMFL which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference;

(b)           Wherever provision is made in this Mortgage, the Notes or the other Indenture Documents for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon Mortgagee to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of Mortgagee shall continue in Mortgagee as judgment creditor or mortgagee until confirmation of sale;

(c)           All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by the Mortgage, the Notes or the other Indenture Documents or by the IMFL (collectively “Protective Advances”), shall have the benefit of all applicable provisions of the IMFL.

All Protective Advances shall be so much additional indebtedness secured by this Mortgage, and shall become immediately due and payable upon demand and with interest thereon from the date of the advance to and including the date paid at the Default Rate.

This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Indiana Code § 32-29-1-10.

(d)           In addition to any provision of this Mortgage authorizing Mortgagee to take or be placed in possession of the Mortgaged Property, or for the appointment of a receiver, Mortgagee shall have the right to be placed in possession of the Mortgaged Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in Section 32-29-7-11 of the IMFL.

(e)           Grantor hereby waives any and all right of redemption.

SECTION 7.06               Variable Rate; Additional Interest. This Mortgage secures the full and timely payment and performance of the Note Obligations, including, among other things, the obligation to pay interest on the unpaid principal balance at a variable rate of interest as provided in the Indenture Documents.

SECTION 7.07               Insurance Default. In the event Grantor, at any time, fails to provide Mortgagee with evidence of the insurance coverage as required by this Mortgage, Mortgagee may (acting on the written instructions of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class), upon not less than thirty (30) days’ prior written notice (except in the case of an emergency (including, without limitation, the existence at such point in time of no valid or operative coverage), in which case Mortgagee shall use its commercially reasonable efforts to give such prior or simultaneous written notice as is possible in the circumstances), purchase the insurance coverage at Grantor’s expense to protect Mortgagee’s interests in the Mortgaged Property (it being understood that Mortgagee shall have no duty or be under any obligation to procure the same, and in any event

Mortgagee shall only procure such insurance if and to the extent so requested in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding voting as a single class). Such insurance may, but need not, protect Grantor’s interests, and Mortgagee shall be under no obligation to so protect Grantor’s interests.  The insurance coverage that Mortgagee purchases on behalf of Grantor may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Mortgaged Property. Grantor may later cancel any insurance coverage purchased by Mortgagee, but only after providing Mortgagee with evidence that insurance coverage has been obtained as provided for in this Mortgagee. In the event Mortgagee purchases all or any portion of the insurance coverage for the Mortgaged Property or as otherwise required hereunder, Grantor will be responsible for all costs and expenses of such insurance coverage, including, but not limited to, interest imposed by Mortgagee in connection with the purchase of the insurance coverage, until the effective date of the cancellation or expiration of the insurance coverage.  The costs and expenses of any insurance coverage purchased by Mortgagee shall be added to Note Obligations secured hereby. Grantor acknowledges that the cost of the insurance coverage purchased by Mortgagee pursuant hereto may be more than the cost of insurance such Grantor may be able to obtain on its own.

ARTICLE VIII

Additional Provisions

SECTION 8.01               Provisions as to Payments, Advances. To the extent that any part of the Note Obligations is used to pay indebtedness secured by any Permitted Encumbrance or other outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property or to pay in whole or in part the purchase price therefor, Mortgagee shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released. Grantor agrees that, in consideration of such payment by Mortgagee, effective upon such payment Grantor shall and hereby does waive and release all demands, defenses and causes of action for offsets and payments with respect to the same.

SECTION 8.02               Separability. If all or any portion of any provision of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

SECTION 8.03               Notices. Any notice, demand, consent, approval, direction, agreement or other communication (a “Notice”) required or permitted hereunder shall be in writing and shall be validly given if delivered in accordance with Section 11.02 of the Indenture.

SECTION 8.04               Right to Deal. In the event that ownership of the Mortgaged Property becomes vested in a Person other than Grantor, Mortgagee may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage or the Note Obligations in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s or Borrower’s liability hereunder or for the payment or performance of the Note Obligations or being deemed a consent to such vesting.

SECTION 8.05               Continuation of Lease.  To the extent permitted by applicable law, upon the foreclosure of this Mortgage, as herein provided, any Leases then existing shall not be destroyed or terminated as a result of such foreclosure or sale unless Mortgagee or any purchaser at such foreclosure or sale shall so elect by notice to the lessee in question.

SECTION 8.06               Applicable Law. The provisions of this Mortgage shall be governed by and construed under the laws of the state of Indiana.

SECTION 8.07               Sole Discretion of Mortgagee. (a) Except as otherwise provided herein, whenever Mortgagee’s judgment, consent or approval is required hereunder for any matter, or it shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Mortgagee, acting on the written instructions of the Holders of the requisite percentage of Notes.

(b)           Notwithstanding anything contained herein to the contrary, in the event that Mortgagee fails or refuses to grant consent or approval when required hereunder for any matter, the parties agree that the remedy of specific performance shall be the sole remedy of Grantor with respect to such actions and Grantor hereby waives all claims for damages with respect thereto.

SECTION 8.08               Provisions as to Covenants and Agreements. All of Grantor’s covenants and agreements hereunder shall run with the land and time is of the essence with respect thereto.

SECTION 8.09               Matters to be in Writing. This Mortgage cannot be altered, amended, modified, or waived except in accordance with the terms and provisions of the Indenture.

SECTION 8.10               Submission to Jurisdiction. Without limiting the right of Mortgagee to bring any action or proceeding against Grantor or its property arising out of or relating to the Note Obligations (an “Action”) in the courts of other jurisdictions, Grantor hereby irrevocably submits to the jurisdiction of the state court or federal court in each jurisdiction in which the Land is located, and Grantor hereby irrevocably agrees that any Action may be heard and determined in such state or federal court. Grantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the jurisdiction. Grantor hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to any of the addresses set forth herein or by hand delivery to a Person of suitable age and discretion at any such address. Such service will be complete on the date such process is so mailed or delivered.

SECTION 8.11               Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:

(a)           All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Mortgage, unless expressly otherwise designated in context. All Article, Section and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mortgage.

(b)           The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to”.

(c)           The terms “Land”, “Improvements”, “Fixture Property”, “Mortgaged Property” and “Mortgaged Property” shall be construed as if followed by the phrase “or any part thereof”.

(d)           The term “Note Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”.

(e)           Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

(f)            The term “provisions”, when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, conditions and/or”.

(g)           The cover page of and all Recitals set forth in, and all Exhibits to, this Mortgage are hereby incorporated in this Mortgage.

(h)           All obligations of Grantor hereunder shall be performed and satisfied by or on behalf of Grantor at Grantor’s sole cost and expense.

(i)            The term “lease” shall mean “tenancy, subtenancy, lease or sublease”, the term “lessor” shall mean “landlord, sublandlord, lessor and sublessor” and the term “lessee” shall mean “tenant, subtenant, lessee and sublessee”.

(j)            No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.

SECTION 8.12               Successors and Assigns. The provisions hereof shall be binding upon Grantor and the successors and permitted assigns of Grantor, including successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Mortgagee, the other Secured Parties and their respective successors, legal representatives, substitutes and assigns.

SECTION 8.13               Counterparts. This Mortgage may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 8.14               Agency. Mortgagee may deal with the Mortgaged Property and may issue any release to be given hereunder pursuant to Sections 5.01 or grant any consent or approval or take any other action required or permitted hereunder, without reference to or the approval of any of the other Secured Parties, and any third party (including any title insurance company issuing a title insurance policy, or a commitment to issue a title insurance policy, in connection with the Mortgaged Property) may conclusively rely on the due authority of Mortgagee to do any or all of the foregoing.

SECTION 8.15               The Security Agreement, Indenture and other Indenture Documents. (a) With respect to any portion of the Mortgaged Property which constitutes fixtures or other property governed by the UCC, this Mortgage also shall constitute a security agreement between Grantor, as the debtor, and Mortgagee, as the secured party, and Grantor hereby grants to Mortgagee a security interest in such portion of the Mortgaged Property.  Cumulative of all other rights of Mortgagee hereunder, Mortgagee shall have all of the rights conferred upon secured parties by the UCC. Grantor will execute and deliver to Mortgagee all financing statements that may from time to time be required by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee, or any modification thereof, and all reasonable costs and expenses of any searches required by Mortgagee.  Mortgagee may exercise any or all of the remedies of a secured party available to it under the UCC with respect to such portion of the Mortgaged Property.  In the event that a valid and enforceable security interest has been created in any of the Mortgaged Property under the terms of the Security Agreement and the terms of the Security Agreement are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of the Security Agreement shall be controlling in the case of collateral described therein and proceeds of insurance policies and the terms of this Mortgage shall be controlling in all other cases.

(b)           In the event of any inconsistency between the terms of this Mortgage and the terms of the Indenture, the Note Guarantee or the Notes, the terms of the Indenture, the Note Guarantee or the Notes, as the case may be, shall control and govern to the extent of any such inconsistency.

(c)           In the event of any inconsistency between the terms of this Mortgage and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control and govern to the extent of any such inconsistency.

(d)           With respect to any other Indenture Document (other than the Indenture, the Notes, the Security Agreement and Intercreditor Agreement), in the event of an inconsistency between the terms of this Mortgage and the provisions of such other Indenture Document (other than the Indenture, the Notes, the Note Guarantee, the Security Agreement and Intercreditor Agreement) as they relate to the Mortgaged Property, the provisions of this Mortgage shall control.

SECTION 8.16               No Merger. The assignments by Grantor in favor of Mortgagee herein contained and the obligations of Grantor hereunder to (i) maintain the insurance required to be maintained by Grantor hereunder and to pay all premiums in respect thereof, (ii) pay all Impositions, (iii) reimburse Mortgagee for all sums expended by Mortgagee pursuant to this Mortgage to protect the lien of this Mortgage and to prevent waste to the Mortgaged Property and (iv) pay interest at the Default Rate on the aforementioned sums from the date advanced by Mortgagee to and including the date paid in full by the Grantor shall not be merged into any judgment in respect of the Note Obligations, including, without limitation, any judgment of foreclosure and shall survive any such judgment.

SECTION 8.17               WAIVER OF JURY TRIAL. GRANTOR AND MORTGAGEE DO EACH HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE THE RIGHT TO A TRIAL BY JURY IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY GRANTOR OR MORTGAGEE AGAINST THE OTHER OR ITS RESPECTIVE SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF, UNDER OR CONNECTED WITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS MORTGAGE OR THE SECURED OBLIGATIONS, AND ANY CLAIMS ASSERTING THAT ANY OR ALL OF THE SECURED OBLIGATIONS WERE FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE) IN ANY MANNER WHATSOEVER THIS MORTGAGE, THE MORTGAGED PROPERTY, OR ANY OF THE OTHER INDENTURE DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THE INDENTURE DOCUMENTS. THIS WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ADVANCE THE SUMS SECURED HEREBY.

SECTION 8.18               Maximum Interest. The interest rate(s) charged under this Mortgage, the other Indenture Documents and other evidences of the Note Obligations may vary from time to time. For purposes of enforcing this Mortgage, if any of the terms or provisions of this Mortgage, any other Indenture Documents or other evidences of the Note Obligations are susceptible of being construed as binding or obligating Grantor or any other Persons or concerns obligated, either primarily, secondarily or conditionally, for the payment of any debt, whether or not secured hereby, under any circumstances or contingencies whatsoever, to pay interest or loan charges in excess of the maximum amounts permitted by applicable law from time to time, it is agreed that, for purposes of enforcing this Mortgage, such terms or provisions are a mistake in calculation or wording and, notwithstanding the same, it is expressly agreed that, for purposes of enforcing this Mortgage, neither Grantor, nor any other Person or concern obligated in any manner on any such indebtedness, shall ever be required or obligated under the terms of this Mortgage, to pay interest or loan charges in excess of the maximum amounts permitted by applicable law from time to time, and if, for any reason whatsoever, the interest or loan charges paid on the indebtedness secured by this Mortgage shall exceed the maximum amounts permitted by applicable law from time to time, then, for purposes of enforcing this Mortgage, the holder(s) of this Mortgage receiving such excess shall either (at the option of such holder(s)) refund to the payor or credit against the principal of the indebtedness evidenced thereby such portion of such interest and loan charges as may be necessary to cause the interest and loan charges paid on the indebtedness secured hereby to equal the maximum amounts permitted by applicable law from time to time, and no more.

SECTION 8.19               Attorney In Fact. In any instance in which Mortgagee is appointed as attorney-in-fact for Grantor or is otherwise authorized to act on Grantor’s behalf, the appointment or right is coupled with an interest and is irrevocable without the prior written consent of Mortgagee.

SECTION 8.20               Indemnification. (a) Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (iv) any failure of the Mortgaged Property to be in compliance with any applicable laws; (v) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Indebtedness secured by this Mortgagee except in each case (x) Losses arising out of a state of facts that first occurred or otherwise first came into existence after the applicable Indemnified Party acquired title to the Mortgaged Property through foreclosure, a deed in lieu thereof or otherwise and (y) Losses arising from the gross negligence, bad faith or willful misconduct of the applicable Indemnified Party. Any amounts payable to Mortgagee by reason of the application of this Section 8.20 shall become immediately due and payable and shall bear interest at the Default Rate from the date same are paid by Mortgagee until repaid by Grantor. The term “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities and taxes, other than taxes based on the income of the Indemnified Party), actions, proceedings, obligations, debts, damages, losses, costs, reasonable expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other out-of-pocket costs of defense). The term “Indemnified Parties” shall mean (A) Mortgagee and (B) any other Secured Party and (C) the successors and assigns of any and all of the foregoing in such capacities.

(b)           Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of any of the Indenture Documents.

(c)           Grantor shall defend the Indemnified Parties by attorneys and other professionals selected by Grantor subject to the approval of Mortgagee (such approval not to be unreasonably withheld, delayed or conditioned). Each Indemnified Party shall give notice to Grantor of any Loss to be indemnified by Grantor hereunder promptly after such Indemnified Party receives notice or becomes aware of such Loss, but a failure to do so shall not affect any Indemnified Party’s rights and benefits set forth in this Section 8.20 except to the extent that Grantor is actually prejudiced thereby.  At the Indemnified Party’s sole discretion, Grantor shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by each Indemnified Party, which approval shall not be unreasonably withheld.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and Grantor shall pay reasonable fees and expenses of such counsel; provided that Grantor shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between Grantor and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  Grantor need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, Grantor need not reimburse any expense or indemnify against any loss or liability to the extent incurred by an Indemnified Party through its gross negligence, bad faith or willful misconduct.

ARTICLE IX

Fixture Filing

SECTION 9.01               Fixture Filing. A portion of the Mortgaged Property is or is to become fixtures upon the Mortgaged Property. To the extent permitted by applicable law, Grantor covenants and agrees that the filing of this Mortgage in the real property records of the county in which the Land is located shall also operate from the time of filing as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become Fixture Property. For such purpose, the following information is set forth:

(a)	Name of Debtor:	Aventine Renewable Energy — Mt Vernon, LLC
	State of Organization:	Delaware
Principal Place of
Business and Location
	of Chief Executive Office:	120 North Parkway Drive, Pekin, Indiana 61554

(b)	Name and Address of Secured Party:

Wilmington Trust FSB
as Trustee and Collateral Agent
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Aventine Renewable Energy Administrator

(c)	Federal Employer Identification Number of Debtor: 20-5838144

ARTICLE X

Environmental Matters

SECTION 10.01             Environmental Covenants. Grantor shall (1) observe and comply in all material respects with all Environmental Laws, (2) promptly notify Mortgagee after receipt of notice of the institution of any action, suit or proceeding or any governmental investigation or any arbitration before any court or arbitrator or any governmental or administrative body, agency or official, against the Mortgaged Property or the Grantor with respect to the Mortgaged Property and relating to environmental matters, in which (A) the amount involved is material and is not covered by insurance or an indemnity (B) there is a reasonable probability of an adverse determination that would reasonably be expected to have a material adverse effect on the then value or use of the Mortgaged Property or (C) it is asserted that the Mortgaged Property or the Grantor with respect to the Mortgaged Property is not in material compliance with Environmental Laws, (3) subject to Section 3.13, promptly remove any Environmental Lien placed on the Mortgaged Property and (4) defend (with counsel reasonably acceptable to Mortgagee), indemnify and hold harmless the Indemnified Parties from any and all Loss resulting from: (A) any Hazardous Material that now or hereafter exists on or is discharged from or is Released at the Mortgaged Property or (B) any failure to comply with Environmental Laws, other than Losses arising out of a state of facts that first occurred or first came into existence after an Indemnified Party acquired title to the Mortgaged Property through foreclosure, a deed in lieu thereof or otherwise.

SECTION 10.02             Rights of Mortgagee. Upon Mortgagee’s written request, at any time an Event of Default has occurred and is continuing, Grantor will permit any officer, employee or agent of Mortgagee to visit and inspect the Mortgaged Property (including to perform, at Grantor’s cost, environmental audits, including intrusive investigations) in order to determine the presence or absence of Hazardous Material at the Mortgaged Property. Mortgagee shall use its commercially reasonable efforts to cause such visits, inspections and investigations to be conducted in a manner so as not to unreasonably interfere with the operations of the Mortgaged Property.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned is deemed to have executed this Mortgage as of the day first set forth above although actually executed on the date set forth in the acknowledgment below.

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company

By:
William J. Brennan
Chief Accounting and Compliance Officer

This is the Signature Page to the Indiana Leasehold Mortgage, Assignment, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement

State of

County of

I,                              , a Notary Public in and for said County and State, DO HEREBY CERTIFY, that William J. Brennan, Chief Accounting and Compliance Officer of Aventine Renewable Energy — Mt Vernon, LLC, a Delaware limited liability company, whose name is subscribed to the within instrument, appeared before me this day in person and severally acknowledged that as such manager he signed and delivered the said instruments as manager of said limited liability company as his free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal, this      day of March, 2010.

Notary Public
Printed Name:

[NOTARIAL SEAL]

My Commission expires:

I affirm under the penalties for perjury that I have taken reasonable care to redact each Social Security number in the document, unless required by law.

Name: Shaya Rochester, Esquire

This instrument was prepared by, and when
recorded, counterparts should be returned to:

Shaya Rochester, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

EXHIBIT A

Description of Land

 Exh. A-1

EXHIBIT B

Form of SNDA

SUBORDINATION. NON-DISTURBANCE AND ATTORNMENT AGREEMENT

AGREEMENT (this “Agreement”) dated as of                       ,            between                                           , a                                                    having an address at (“Tenant”) and                                     , a                                                    having an address (“Mortgagee”).

witnesseth

WHEREAS, Tenant is the owner and holder of the tenant’s interest under that certain lease dated as of                     ,              between                                      (“Landlord”) and Tenant [, as heretofore extended, amended or otherwise modified by                         ] (the “Lease”), relating to certain premises described therein and in Exhibit A hereto (the “Mortgaged Property”); and

WHEREAS, Mortgagee is the owner and holder of Mortgagee’s interest under that leasehold mortgage, assignment, assignment of rents, security agreement, fixture filing and financing statement dated as of                             , 2010 made by Landlord to Mortgagee recorded on                         , 2010 in the office of                                                      as document/instrument no.                   /in book/liber                    at page                    [, as heretofore, extended, amended or otherwise modified by                         ] (the “Mortgage”); and

WHEREAS, Tenant and Mortgagee desire to enter into this Agreement;

NOW THEREFORE, in consideration of the sum of ten dollars paid by each party hereto to the other the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual agreements herein, the parties hereto agree as follows:

1.                                       Tenant agrees that the Lease, together with all extensions, amendments and other modifications thereof, is and shall be subject and subordinate in all respects to the Mortgage, and to all extensions, amendments, consolidations, replacements and other modifications thereof, and the lien thereof, and to all obligations now or hereafter secured thereby.

2.                                       Mortgagee agrees that, as long as Tenant is not in default under the Lease beyond any applicable grace, cure or notice period provided in the Lease, in the event Mortgagee commences an action or proceeding to foreclosure the Mortgage, Mortgagee shall not terminate the Lease or disturb Tenant’s possession under the Lease for the full term thereof, as the same may hereafter be extended by the exercise of any options to extend now provided therein.

 Exh. B-1

3.                                       Tenant agrees that it shall attorn to and recognize any transferee pursuant to a foreclosure of the Mortgage or by transfer in lieu of foreclosure, and the successors and assigns of any such transferee (any such transferee and its successors and assigns being a “Successor Landlord”), as the landlord under the Lease for the balance of the term thereof, as the same may hereafter be extended by the exercise of any options to extend now provided therein.

4.                                       In the event that a Successor Landlord succeeds to the interest of Landlord under the Lease, such Successor Landlord (a) shall not be liable for any act or omission of Landlord, (b) shall not be liable for the return of any security deposit held by Landlord, except to the extent if any that such security deposit shall actually be received by Mortgagee or Successor Landlord, (c) shall not be bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month, except to the extent if any that such rent for more than the current month shall actually be received by Mortgagee or Successor Landlord, (d) shall not be bound by any modification, amendment, termination, cancellation or surrender of the Lease made without the written consent of Mortgagee (prior to foreclosure or transfer in lieu of foreclosure) or (thereafter) Successor Landlord, except any termination, cancellation or surrender pursuant to any right or option contained in the Lease as in effect on the date hereof, (e) shall not be subject to any offsets, defenses, claims or counterclaims that Tenant may have against Landlord except to the extent of any amounts actually received by Mortgagee or Successor Landlord or (f) shall have no obligation or liability beyond its then interest in the Mortgaged Property.

5.                                       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, shall be governed by and construed in accordance with the laws of the jurisdiction in which the Mortgaged Property is located, may not be waived or modified except by an instrument in writing signed by the party against whom the waiver or modification is to be enforced, and may be signed in any number of counterparts.

Signatures on next page.
No further text on this page.

 Exh. B-2

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

[NAME OF TENANT]

By:
Name:
Title:

[NAME OF MORTGAGEE]

By:
Name:
Title:

[Add acknowledgments]

[Add Exhibit A — Descriptions of Mortgaged Property]

 Exh. B-3

Schedule 1

1.               The real estate insured herein is now listed as non-taxable for the year 2008 due and payable 2009, in the name of The State of Indiana.  This property is subject to all taxes against said real estate which may be hereafter due and payable.

2.               Rights of way for drainage tiles, ditches, legal drains, feeders and laterals, if any.

3.               Rights of Way for railroad, switch tracts, spur tracks, railway facilities, and other related easements and the rights of all parties thereby, if any, on and across the land insured herein.

4.               Permanent extinguishment of all rights and easements of ingress and egress across the Limited Access Right of Way known as State Road 62 abutting the Northern lines of Parcel #1 and Parcel #3A.

5.               Right of way easement in favor of Farm Bureau Oil Company, Inc. dated April 5, 1955, recorded April 20, 1955, in Deed Record 71, page 536. Subject to the terms and conditions thereof Affects Parcel #2, #2A, #3 and #3A.

6.               Right of way easement in favor of Southern Indiana Gas and Electric Company dated December 9, 1941, recorded January 9, 1942, in Deed Record 6, Page 185. Subject to the terms and conditions thereof. Affects Parcel #1.

7.               Subject to the easement rights of the City of Mt. Vernon pursuant Condemnation Order dated December 30, 1971 in Cause Number 71-C-265 entitled City of Mt. Vernon, Indiana-VS Eugene A. Schneider, et al,. Affects Parcel #1.

8.               In Deed Record 56, page 343, there is a Warranty Deed from Alonzo Allyn and Olive B. Allyn, his wife, to Casper Graulich and Julia Graulich, husband and wife, dated November 19, 1942 and recorded December 8, 1942 which contains the following: The grantors herein expressly reserve for themselves and their executors, administrators and assigns and exclude from the operation of this deed, an undivided one-half interest in and to all oil, gas and other minerals in and under and that may be produced from said land together with the right of ingress and egress to an from said land for the purpose of mining, drilling, exploring, operation and developing said lands for oil, gas and other minerals and storing, hauling, transporting and marketing the same therefrom; which undivided one-half interest so reserved shall include such undivided one-half interest of the lessor under any valid and subsisting oil and gas lease of record heretofore executed, it being understood and agreed that said grantors shall have, receive and enjoy the herein reserved undivided one-half interest in and to all bonuses, rents, royalties and other benefits which may accrue under the terms of said lease Insofar as it covers said land from and after the date hereof. An undivided One-fourth (1/4) of oil and Gas and Other Minerals reserved by aforementioned conveyance has been conveyed by Alonzo Huber, husband and wife, dated November 19, 1942 and recorded December 19, 1942 in Deed Record 56, Page 354.

A statement of Claim has been recorded in Dormant Mineral Interest Record Number 1, page 45, showing that Curtis E. Huber and Gladys R. Morneweg claim to own an undivided 1/4 interest in and to the Oil and Gas and Other Minerals in and under the subject land. Presumably this is the same interest formerly held by Eli G. Huber and

Lydia J. Huber.

There is reliable Information that Alonzo Allyn and Olive B. Allyn are now deceased and that they are survived by only one heir namely, Leona A. Richardson.

9.               A statement of Claim has been recorded in Dormant Mineral Interest Record Number 2, page 19, showing that Patricia L. Harlan and Sheila O. Ross claim to own an undivided 1/4 interest in and to the Oil and Gas and Other Minerals in and under the subject land.  Affects Parcel #4 and #4A.

10.         The Interest of Graulich-Williams Farms, Inc. is subject to an Underground Coal Mining Lease dated November 5, 1969 and recorded January 28, 1970 in Lease Record 103, page 318, for a term of Twenty years from the date hereof and so long thereafter as mining operations are being conducted on the premises hereby leased or on the other lands in the vicinity thereof. Said lease has been subsequently assigned to Consolidation Coal Company by Assignment in Lease recorded 103, page 483 assigned to Conoco Inc., a Delaware Corporation by an Assignment recorded December 19, 1984 in Deed Record 144, page 461 and further assigned to DU PONT Energy Coal Holdings, Inc. by and Assignment recorded April 19, 1988 in Deed Record 153, page 748. Affects Parcel #4 and #4A.

11.         Subject to two unreleased Oil and Gas Leases, one recorded in Lease Record 41, page 100, from Casper Graulich and Julia Graulich, his wife; Eli G. Huber and Lydia J. Huber, his wife, to The Superior Oil Company, dated January 8, 1951 and recorded January 30, 1951 for a term of One Year from January 10, 1951 and as long thereafter as oil or gas is produced therefrom, and one recorded in Lease Record 41, page 102, Alonzo Allyn and Olive B. Allyn, his wife, to The Superior Oil Company dated January 8, 1951 and recorded January 30, 1951 for a term of One Year from January 10, 1951 and as long thereafter as  oil or gas is produced therefrom.

The above leases are subject to a Declaration of Pooling, dated August 6, 1952 and recorded August 9, 1952 in Lease Record 49, page 56. A portion of the subject land was pooled with adjacent land to form a unit consisting of the entire Southwest Quarter of the Southwest of Section Ten (10), Township Seven (7) South, Range Thirteen (13) West.

By an Assignment in Lease Record 78, page 198, the leasehold estate thereby created is now owned by Premium Services, Inc. Affects Parcel #4 and #4A.

12.         Right of way easement in favor of Farm Bureau Oil Company, Inc. dated January 20, 1954, recorded March 23, 1955 in Deed Record 71, page 423. Subject to the terms and conditions thereof. Affects Parcel #1, #2, #2A, #3 and #3A.

13.         Subject to a Declaration of Departmental Transfer of Limited Access Control recorded June 9, 1975 in Deed Record 116, page 203. Affects Parcel #1 and #3A.

14.         Utility Easement in favor of Indiana Bell Telephone recorded November 4, 1987 in Deed Book 154, page 1. Subject to the terms and conditions thereof. Affects Parcel #1 and #3A.

15.         Right of way easement in favor of Mt. Vernon Indiana dated November 7, 1986, recorded November 17, 1986 in Deed Record 149, page 683. Subject to the terms and conditions thereof. Affects Parcel #1.

16.         Right of way easement in favor of Southern Indiana Gas and Electric Company dated January 28, 1981, recorded March 18, 1981 in Deed Record 132, page 335. Subject to the terms and conditions thereof. Encroachment Agreement between Southern Indiana Gas and Electric Company and Kiewet Energy recorded October 11, 2007 as Instrument No. 200704514. Affects Parcel #1, #2 and #2A.

17.         Terms and provisions of the Lease dated October 31, 2006 by and between Indiana Port Commission, as Landlord, and Aventine Renewable Energy-Mt Vernon, LLC, a Delaware limited liability company, as Tenant, as evidenced by Restated Memorandum of Lease dated June 19, 2008, and recorded July 31, 2008, as Instrument No. 200803295.